Exhibit 99.1
Coupang Announces Results for Second Quarter 2026
Net Revenues of $8.9 billion, up 4% YoY and 10% on a constant currency basis
Product Commerce Segment Net Revenues of $7.4 billion, up 1% YoY and 8% on a constant currency basis
Developing Offerings Segment Net Revenues of $1.4 billion, up 20% YoY and 24% on a constant currency basis
SEATTLE - (BUSINESS WIRE) August 4, 2026—Coupang, Inc. (NYSE: CPNG) today announced financial results for its second quarter ended June 30, 2026.
Q2 2026 Consolidated Highlights:
•Total net revenues were $8.9 billion, up 4% YoY on a reported basis and 10% YoY on a constant currency basis.
•Gross profit was $2.5 billion, decreasing 3% YoY on a reported basis and increasing 3% YoY on a constant currency basis. Gross profit margin was 28.2%, a decrease of 188 bps YoY.
•Operating (loss) income was $(556) million, a decrease of $705 million from the operating income last year. Excluding approximately $410 million of certain administrative fines in Korea, operating (loss) income was $(146) million, a decrease of $295 million from the operating income last year.
•Net (loss) income attributable to Coupang stockholders was $(570) million, a decrease of $602 million from the same period last year. Excluding the certain administrative fines in Korea, net (loss) income was $(160) million, a decrease of $192 million from the same period last year.
•Diluted EPS was $(0.32), down $0.34 YoY. Diluted EPS excluding the administrative fines was $(0.09), down $0.11 YoY.
•Adjusted EBITDA for the quarter was $163 million with a margin of 1.8%, down 318 bps versus last year.
•Operating cash flow for the trailing twelve months was $1.4 billion, a decrease of $484 million YoY and free cash flow was $105 million for the trailing twelve months, a decrease of $679 million YoY.
•23.2 million shares of Class A common stock were repurchased during the quarter for an aggregate amount of $459 million.
Q2 2026 Segment Highlights:
•Product Commerce segment net revenues were $7.4 billion, up 1% YoY on a reported basis and 8% YoY on a constant currency basis.
•Product Commerce gross profit was $2.3 billion, down 5% YoY on a reported basis and up 1% YoY on a constant currency basis. Gross profit margin was 30.5%, a decrease of 204 bps YoY.
•Product Commerce segment adjusted EBITDA was $382 million, down $281 million YoY, with a margin of 5.1%, down 390 bps YoY.
•Product Commerce Active Customers grew to 24.7 million, up 3% YoY.
•Developing Offerings segment net revenues were $1.4 billion, up 20% YoY on a reported basis and 24% YoY on a constant currency basis.
•Developing Offerings segment adjusted EBITDA losses were $219 million, improving $16 million YoY.

Coupang, Inc.	Q2 2026 Earnings Release	1

Second Quarter 2026 Results
Consolidated Financial Summary

(in millions, except net revenues per Product Commerce Active Customer and earnings per share)	Three Months Ended June 30,
	2026	2025	% Change
Total net revenues	$8,856	$8,524	4%
Total net revenues growth, constant currency(1)			10%
Net revenues per Product Commerce Active Customer	$301	$307	(2)%
Net revenues per Product Commerce Active Customer, constant currency	$321		5%
Product Commerce Active Customers	24.7	23.9	3%
Gross profit(2)	$2,494	$2,561	(3)%
Gross profit growth, constant currency(1)(2)			3%
Operating (loss) income	$(556)	$149	NM(3)
Adjusted operating (loss) income(1)	$(146)	$149	NM(3)
Net (loss) income	$(570)	$31	NM(3)
Net (loss) income attributable to Coupang stockholders	$(570)	$32	NM(3)
Adjusted net (loss) income attributable to Coupang stockholders(1)	$(160)	$32	NM(3)
Adjusted EBITDA(1)	$163	$428	(62)%
Earnings per share, basic and diluted	$(0.32)	$0.02	NM(3)
Adjusted diluted earnings per share(1)	$(0.09)	$0.02	NM(3)
Net cash provided by operating activities	$367	$545	(33)%
Free cash flow(1)	$51	$247	(79)%

	Trailing Twelve Months Ended June 30,
(in millions)	2026	2025	% Change
Net cash provided by operating activities	$1,425	$1,909	(25)%
Free cash flow(1)	$105	$784	(87)%
Segment Information

	Three Months Ended June 30,
(in millions)	2026	2025	% Change
Product Commerce
Net revenues	$7,425	$7,334	1%
Net revenues growth, constant currency(1)			8%
Gross profit(2)	$2,268	$2,390	(5)%
Gross profit growth, constant currency(1)(2)			1%
Segment adjusted EBITDA	$382	$663	(42)%
Developing Offerings
Net revenues	$1,431	$1,190	20%
Net revenues growth, constant currency(1)			24%
Gross profit(2)	$226	$171	32%
Gross profit growth, constant currency(1)(2)			32%
Segment adjusted EBITDA	$(219)	$(235)	NM(3)
_________
(1)Net revenues growth, constant currency, gross profit growth, constant currency, adjusted operating (loss) income, adjusted net (loss) income attributable to Coupang stockholders, adjusted EBITDA, adjusted diluted earnings per share, and free cash flow are non-GAAP financial measures as defined by the Securities and Exchange Commission (the "SEC”). See the "Non-GAAP Financial Measures” and "Reconciliations of Non-GAAP Measures” sections herein for more information regarding our use of these measures and reconciliations to the most directly comparable financial measures calculated in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP”).
(2)Gross profit is calculated as total net revenues minus cost of sales.
(3)Non-meaningful.

Coupang, Inc.	Q2 2026 Earnings Release	2

Webcast and Conference Call
Coupang, Inc. will host a conference call to discuss second quarter results on August 4, 2026 at 2:30 PM PT/ 5:30 PM ET. A live webcast of the conference call will be available on our Investor Relations website, ir.aboutcoupang.com, and a replay of the conference call will be available for at least three months. This press release, including the reconciliations of certain non-GAAP financial measures to their nearest comparable U.S. GAAP financial measures, as well as our second quarter earnings presentation, are also available on that site.
About Coupang
Coupang is a technology and Fortune 150 company listed on the New York Stock Exchange (NYSE: CPNG) that provides retail, restaurant delivery, video streaming, and fintech services to customers around the world under brands that include Coupang, Eats, Play, Rocket Now, and Farfetch. It operates in over 190 countries and territories around the world.

Investor Contact:	Media Contact:
Coupang IR	Coupang PR
ir@coupang.com	press@coupang.com

Coupang, Inc.	Q2 2026 Earnings Release	3

FORWARD-LOOKING STATEMENTS
This earnings release and related management commentary may contain statements that may be deemed to be "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (together, the "Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws.
We have based the forward-looking statements contained in this earnings release and related management commentary on our current expectations and projections about future events and trends that we believe may affect our industry, business, financial condition, and results of operations. All statements other than statements of historical facts contained in this earnings release and related management commentary, including statements about our business and growth strategies, anticipated or target revenues, growth rates, margins, cash flows, and other operating or financial results, future customer retention, spend and growth rates or trends, our planned investments in new products and offerings, future marketing spend and cost saving trends, future impacts of AI on our business and operating and financial results, and their anticipated outcomes, as well as our beliefs and expectations related to the impact of the recent data incident on our business and operating or financial results, the pace of recovery from the data incident, and our efforts to prevent future data incidents, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "may," "sustain," "plan," "run," "long-term," "potential," "more," "predict," "view," "project," "guide," "arrive," "manage," "should," "target," "toward," "think," "will," "shall," "keep," "goal," "grow," "generate," "objective," "represent," "seek," "see," "apply," "bring," "strategy," "future," "create," "opportunity," "runway," "trajectory," "roll," "work," "increase," "return," "continue," "expand," "extend," "build," "move," "climb," "pace," "restore," "raise," "improve," "refine," "add," "retain," "make," "on-going," "momentum," "compound," "prevent," "commit," "want," "can," or "would," or the negative of these words or other similar terms or expressions. Actual results and outcomes could differ materially from those expressed or contemplated by the forward-looking statements for a variety of reasons, including, among others, risks and uncertainties regarding the nature and scope of any past or future data incidents, investigations and administrative fines related to such data incidents, the impact of such data incidents on us, our customers, operations, and financial results; the continued growth of the retail market; changes in consumer preferences and spending patterns; the increased acceptance of online transactions by potential customers; competition in our industry; managing our growth, investment, and expansion into new markets and offerings; risks associated with current and future acquisitions, mergers, dispositions, joint ventures or investments; potential fluctuations in our financial performance; the extent to which we owe income or other taxes; our ability to retain existing suppliers and to add new suppliers on terms acceptable to us; our market position; our operation and management of our fulfillment and delivery infrastructure; legal and regulatory developments; the outcomes of any claims, litigation, audits, inspections and investigations; and the impact of global economic factors including inflation, foreign currency exchange rates, geopolitical events (including the ongoing conflict in the Middle East), tariffs and other trade barriers, and outcomes from catastrophic occurrences. The forward-looking statements contained in this earnings release and related management commentary are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent Annual Report on Form 10-K and subsequent SEC filings. All forward-looking statements in this earnings release and related management commentary are based on information available to Coupang and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Additional information relating to certain of our financial measures contained herein, including non-GAAP financial measures, is available in this earnings release, including under "Non-GAAP Financial Measures” and "Reconciliations of Non-GAAP Measures” below, and at our website at ir.aboutcoupang.com.

Coupang, Inc.	Q2 2026 Earnings Release	4

Investors and others should note that we may announce material business and financial information to our investors using our investor relations website (ir.aboutcoupang.com) and through https://news.coupang.com, our filings with the SEC, webcasts, press releases (including those on our investor relations website and https://news.coupang.com), and conference calls. We use these mediums to communicate with investors and the general public about our company, our products, and other matters. It is possible that the information that we make available on our investor relations website or through https://news.coupang.com may be deemed to be material information. We therefore encourage investors and others interested in our company to review the information that we make available on our investor relations website and https://news.coupang.com. Notwithstanding the foregoing, the information contained on our investor relations website and https://news.coupang.com, as referenced in this paragraph, are not incorporated by reference into this release or any other report or document we file with the SEC.
Any updates to the list of disclosure channels through which we will announce information will be posted on our investor relations website or https://news.coupang.com.

Coupang, Inc.	Q2 2026 Earnings Release	5

COUPANG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2026	2025	2026	2025
Net retail sales	$6,744	$6,507	$13,220	$12,595
Net other revenue	2,112	2,017	4,140	3,837
Total net revenues	8,856	8,524	17,360	16,432

Cost of sales	6,362	5,963	12,569	11,555
Operating, general and administrative	3,050	2,412	5,589	4,574
Total operating cost and expenses	9,412	8,375	18,158	16,129

Operating (loss) income	(556)	149	(798)	303

Interest income	42	51	86	100
Interest expense	(25)	(25)	(38)	(48)
Other income (expense), net	6	19	(38)	55
(Loss) income before income taxes	(533)	194	(788)	410

Income tax expense	37	163	48	265

Net (loss) income	(570)	31	$(836)	$145
Net (loss) income attributable to noncontrolling interests	—	(1)	—	6
Net (loss) income attributable to Coupang stockholders	(570)	32	$(836)	$139

Earnings per share
Basic and diluted	$(0.32)	$0.02	$(0.46)	$0.08

Weighted-average shares outstanding
Basic	1,799	1,817	1,812	1,812
Diluted	1,799	1,855	1,812	1,847

Coupang, Inc.	Q2 2026 Earnings Release	6

COUPANG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions)	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$6,110	$6,318
Restricted cash	94	94
Accounts receivable, net	363	363
Inventories	2,067	2,256
Prepaids and other current assets	626	660
Total current assets	9,260	9,691

Property and equipment, net	3,753	3,722
Operating lease right-of-use assets	2,762	2,765
Intangible assets, net	167	190
Deferred tax assets	626	596
Long-term lease deposits and other	826	823
Total assets	$17,394	$17,787

Liabilities and equity
Accounts payable	$6,328	$6,298
Accrued expenses	876	515
Deferred revenue	204	188
Short-term borrowings	1,985	960
Current portion of long-term operating lease obligations	560	545
Other current liabilities	686	851
Total current liabilities	10,639	9,357

Long-term debt	618	648
Long-term operating lease obligations	2,470	2,482
Defined severance benefits and other	680	677
Total liabilities	14,407	13,164

Commitments and contingencies

Equity
Common stock	—	—
Class A — shares authorized 10,000, outstanding 1,634 and 1,665 Class B — shares authorized 250, outstanding 158 and 158
Additional paid-in capital	8,453	9,025
Accumulated other comprehensive loss	(609)	(381)
Accumulated deficit	(4,857)	(4,021)
Total equity	2,987	4,623
Total liabilities and equity	$17,394	$17,787

Coupang, Inc.	Q2 2026 Earnings Release	7

COUPANG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
(in millions)	2026	2025
Operating activities
Net (loss) income	$(836)	$145
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	288	248
Provision for severance benefits	133	115
Equity-based compensation	283	234
Non-cash operating lease expense	286	237
Deferred income taxes	(70)	23
Other	137	89
Change in operating assets and liabilities, net of acquisition:
Accounts receivable, net	(26)	(80)
Inventories	77	(110)
Other assets	(192)	(276)
Accounts payable	520	370
Accrued expenses	378	(55)
Other liabilities	(427)	(41)
Net cash provided by operating activities	551	899

Investing activities
Purchases of property and equipment	(613)	(538)
Proceeds from sale of property and equipment	3	2
Other investing activities	(18)	24
Net cash used in investing activities	(628)	(512)

Financing activities
Proceeds from issuance of common stock, equity-based compensation plan	1	3
Repurchase of Class A common stock	(850)	—
Proceeds from short-term borrowings and long-term debt	3,082	781
Repayment of short-term borrowings and long-term debt	(2,019)	(649)
Other financing activities	—	(27)
Net cash provided by financing activities	214	108
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(345)	363
Net (decrease) increase in cash and cash equivalents and restricted cash	(208)	858
Cash and cash equivalents and restricted cash, as of beginning of period	6,412	6,031
Cash and cash equivalents and restricted cash, as of end of period	$6,204	$6,889

Coupang, Inc.	Q2 2026 Earnings Release	8

Supplemental Financial Information
Share Information

	As of June 30,
(in millions)	2026	2025
Outstanding common stock	1,792	1,819
Outstanding equity-based awards	88	81
Outstanding common stock and equity-based awards	1,880	1,900

Key Business Metrics and Non-GAAP Financial Measures
We review the key business and financial metrics discussed below. We use these measures to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.
Key Business Metrics
Net Revenues per Product Commerce Active Customer and Constant Currency Net Revenues per Product Commerce Active Customer
Net revenues per Product Commerce Active Customer is the total Product Commerce net revenues generated in a period divided by the total number of Product Commerce Active Customers in that period. A key driver of growth is increasing the frequency and the level of spend of customers who are shopping on our Product Commerce apps or websites. We therefore view net revenues per Product Commerce Active Customer as a key indicator of engagement and retention of our customers and our ability to drive future revenue growth, though there may be a short-term dilutive impact when a large number of new Product Commerce Active Customers are added in a recent period.
Constant currency net revenues per Product Commerce Active Customer is the total Product Commerce net revenues generated in a period translated using the prior period exchange rate to exclude the effect of foreign exchange rate movements divided by the total number of Product Commerce Active Customers in that period. Constant currency net revenues per Product Commerce Active Customer is a key indicator to evaluate net revenues per Product Commerce Active Customer between periods as it excludes the effects of foreign currency volatility that are not indicative of customer engagement and retention.
Product Commerce Active Customers
A customer is anyone who has created an account on our apps or websites, identified by a unique email address. As of the last date of each quarterly reported period, we determine our number of Product Commerce Active Customers by counting the total number of individual customers who have ordered at least once directly from our Product Commerce apps or websites during the relevant quarterly period. The change in Product Commerce Active Customers in a reported period captures both the inflow of new customers who have made a purchase in the period as well as the outflow of existing customers who have not made a purchase in the period. We view the number of Product Commerce Active Customers as an indicator of future growth in our net revenue, the reach of our network, the awareness of our brand, and the engagement of our customers.

	Three Months Ended June 30,
(in millions, except net revenues per Product Commerce Active Customer)	2026	2025	% Change
Net revenues per Product Commerce Active Customer	$301	$307	(2)%
Net revenues per Product Commerce Active Customer (Constant Currency)	$321		5%
Product Commerce Active Customers	24.7	23.9	3%

Coupang, Inc.	Q2 2026 Earnings Release	9

Non-GAAP Financial Measures
We report our financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating our performance. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with U.S. GAAP. Non-GAAP financial measures have limitations in that they do not reflect all the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These measures should only be used to evaluate our results of operations in conjunction with the corresponding U.S. GAAP measures.

Non-GAAP Measure	Definition	How We Use The Measure
Total Net Revenues, Constant Currency and Gross Profit, Constant Currency
• Constant currency information compares results between periods as if exchange rates had remained constant.
• We define total net revenues, constant currency and gross profit, constant currency as total revenue and gross profit, respectively, excluding the effect of foreign exchange rate movements, and use it to determine the total net revenues growth, constant currency and gross profit growth, constant currency on a comparative basis.
• Total net revenues, constant currency and gross profit, constant currency are calculated by translating current period total net revenues and gross profit using the prior period exchange rate.
• The effect of currency exchange rates on our business is an important factor in understanding period-to-period comparisons. Our financial reporting currency is the U.S. dollar ("USD”) and changes in foreign exchange rates can significantly affect our reported results and consolidated trends. For example, our business generates sales predominantly in Korean Won ("KRW”), which are favorably affected as the USD weakens relative to the KRW, and unfavorably affected as the USD strengthens relative to the KRW.
• We use total net revenues, constant currency and total net revenues growth, constant currency, gross profit, constant currency and gross profit growth, constant currency for financial and operational decision-making and as a means to evaluate comparisons between periods. We believe the presentation of our results on a constant currency basis in addition to U.S. GAAP results helps improve the ability to understand our performance because they exclude the effects of foreign currency volatility that are not indicative of our actual results of operations.
Total Net Revenues Growth, Constant Currency and Gross Profit Growth, Constant Currency	• Total net revenues growth, constant currency and gross profit growth, constant currency (as percentages) are calculated by determining the increase in current period revenue and gross profit, respectively, over prior period revenue and gross profit, respectively, where current period foreign currency revenue and gross profit are translated using prior period exchange rates.
Free Cash Flow	• Net cash provided by (used in) operating activities Less: purchases of property and equipment, Plus: proceeds from sale of property and equipment.	• Provides information to management and investors about the amount of cash generated from our ongoing operations that, after purchases and sales of property and equipment, can be used for strategic initiatives, including investing in our business and strengthening our balance sheet, including paying down debt, repurchasing shares of our Class A common stock, and paying dividends to stockholders.
Adjusted EBITDA
• Net income (loss), excluding the effects of:
- depreciation and amortization,
- interest expense,
- interest income,
- other income (expense), net,
- income tax expense (benefit),
- equity-based compensation,
- acquisition and restructuring-related costs, net,
- impairments, and
- other items not reflective of our ongoing operations, such as certain administrative fines and catastrophic occurrences.
• Provides information to management to evaluate and assess our performance and allocate internal resources.

• We believe Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by investors and other interested parties in evaluating companies in the retail industry for period-to-period comparisons as they remove the impact of certain items that are not representative of our ongoing business, such as material non-cash items, acquisition-related transaction and restructuring costs, significant costs related to certain non-ordinary course legal and regulatory matters, catastrophic losses, and certain variable charges.

Administrative fines include only certain significant regulatory fines and penalties that Coupang does not consider to be normal operating expenses related to the Company’s ongoing operations, revenue generating activities, business strategy, industry, and regulatory environment.
Adjusted EBITDA Margin	• Adjusted EBITDA as a percentage of total net revenues.
Adjusted Operating (Loss) Income	• Operating (loss) income excluding the impact of certain administrative fines.	• We believe adjusted operating (loss) income, adjusted net (loss) income attributable to Coupang stockholders, and adjusted diluted earnings per share provide useful supplemental information for investors to compare our current earnings results from one period to another. Adjusted operating (loss) income, adjusted net (loss) income attributable to Coupang stockholders, and adjusted diluted earnings per share are performance measures and should not be used as measures of liquidity.
Adjusted Net (Loss) Income Attributable to Coupang Stockholders	• Net (loss) income attributable to Coupang stockholders excluding the impact of certain administrative fines.
Adjusted Diluted Earnings Per Share	• Adjusted net (loss) income attributable to Coupang stockholders divided by the weighted average dilutive shares outstanding for the period.

Coupang, Inc.	Q2 2026 Earnings Release	10

Reconciliations of Non-GAAP Measures
In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not provided the most directly comparable forward-looking U.S. GAAP measure to our total net revenues growth, constant currency guidance and adjusted EBITDA margin guidance or a reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable U.S. GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, income tax, and currency exchange rates. Accordingly, a reconciliation is not available without unreasonable effort due to the uncertainty of these reconciling items. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond our control, we are also unable to predict their probable significance. However, it is important to note that these factors could be material to Coupang’s results computed in accordance with U.S. GAAP. Certain amounts may not foot due to rounding.
The following tables present the reconciliations from each U.S. GAAP measure to its corresponding non-GAAP measure for the periods noted.
Total Net Revenues, Constant Currency and Total Net Revenues Growth, Constant Currency

	Three Months Ended June 30,				Year over Year Growth
	2026			2025
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Consolidated
Net retail sales	$6,744	$417	$7,161	$6,507	4%	10%
Net other revenue	2,112	131	2,243	2,017	5%	11%
Total net revenues	$8,856	$548	$9,404	$8,524	4%	10%

Net Revenues by Segment
Product Commerce	$7,425	$505	$7,930	$7,334	1%	8%
Developing Offerings	1,431	43	1,474	1,190	20%	24%
Total net revenues	$8,856	$548	$9,404	$8,524	4%	10%
Gross Profit, Constant Currency and Gross Profit Growth, Constant Currency

	Three Months Ended June 30,				Year over Year Growth
	2026			2025
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Gross Profit by Segment
Product Commerce	$2,268	$154	$2,422	$2,390	(5)%	1%
Developing Offerings	226	(1)	225	171	32%	32%
Gross profit	$2,494	$153	$2,647	$2,561	(3)%	3%

Coupang, Inc.	Q2 2026 Earnings Release	11

Free Cash Flow

	Three Months Ended June 30,		Trailing Twelve Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net cash provided by operating activities	$367	$545	$1,425	$1,909
Adjustments:
Purchases of land and buildings	(133)	(49)	(334)	(300)
Purchases of equipment	(184)	(250)	(992)	(832)
Total purchases of property and equipment	(317)	(299)	(1,326)	(1,132)
Proceeds from sale of property and equipment	1	1	6	7
Total adjustments	$(316)	$(298)	$(1,320)	$(1,125)
Free cash flow	$51	$247	$105	$784
Net cash used in investing activities	$(326)	$(299)	$(1,370)	$(1,036)
Net cash (used in) provided by financing activities	$(134)	$92	$(141)	$119
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended June 30,		Trailing Twelve Months Ended June 30,
(in millions)	2026	2025	2026	2025
Total net revenues	$8,856	$8,524	$35,462	$32,263

Net (loss) income attributable to Coupang stockholders	(570)	32	(767)	365
Net loss attributable to noncontrolling interests	—	(1)	—	(25)
Net (loss) income	(570)	31	(767)	340
Net (loss) income margin	(6.4)%	0.4%	(2.2)%	1.1%
Adjustments:
Depreciation and amortization	145	126	557	480
Interest expense	25	25	76	124
Interest income	(42)	(51)	(185)	(208)
Income tax expense	37	163	166	481
Other (income) expense, net	(6)	(19)	82	(13)
Acquisition and restructuring-related losses, net	—	40	—	75
Certain administrative fines(1)	410	—	410	—
Fulfillment Center Fire insurance gain	—	—	—	(175)
Equity-based compensation	164	113	533	470
Adjusted EBITDA	$163	$428	$872	$1,574
Adjusted EBITDA margin	1.8%	5.0%	2.5%	4.9%
_________
(1)Administrative fines include only certain significant regulatory fines and penalties that Coupang does not consider to be normal operating expenses related to the Company’s ongoing operations, revenue generating activities, business strategy, industry, and regulatory environment.

Coupang, Inc.	Q2 2026 Earnings Release	12

Adjusted Operating (Loss) Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Operating (loss) income	$(556)	$149	$(798)	$303
Adjustments:
Certain administrative fines(1)	410	—	410	—
Adjusted operating (loss) income	$(146)	$149	$(388)	$303

Adjusted Net (Loss) Income Attributable to Coupang Stockholders

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net (loss) income attributable to Coupang stockholders	$(570)	$32	$(836)	$139
Adjustments:
Certain administrative fines(1)	410	—	410	—
Adjusted net (loss) income attributable to Coupang stockholders	$(160)	$32	$(426)	$139

Adjusted Diluted Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Diluted earnings per share	$(0.32)	$0.02	$(0.46)	$0.08
Adjustments:
Certain administrative fines(1)	0.23	—	0.23	—
Adjusted Diluted Earnings Per Share	$(0.09)	$0.02	$(0.24)	$0.08
_________
(1)Administrative fines include only certain significant regulatory fines and penalties that Coupang does not consider to be normal operating expenses related to the Company’s ongoing operations, revenue generating activities, business strategy, industry, and regulatory environment.

Coupang, Inc.	Q2 2026 Earnings Release	13